Exhibit 10.41



                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

         This settlement agreement (this "Agreement") is entered into as of this 14th day of August, 2006, by and between NS8 Corporation, a Delaware corporation, ("NS8"), and Maximum Ventures, Inc., a New York corporation ("Maximum"). References to "Party" or "Parties" refer to NS8 and/or Maximum, as the context may require.

                                    RECITALS

         WHEREAS, by an agreement dated as of May 18, 2004, Maximum and NS8 entered into an agreement whereby Maximum was to provide consulting services in connection with a potential financing by or of NS8 (the "Consulting Agreement");

         NOW, THEREFORE, in consideration of the terms and conditions contained herein and in full and final settlement of all NS8 Liabilities (as defined below), the Parties agree as follows:

         1. COMMON STOCK PURCHASE WARRANT AND CONSULTING AGREEMENT.

         NS8 has agreed to issue 1,721,902 shares of common stock, par value $0.001 per share, of NS8 (the "Common Stock"), in exchange for the release of all claims by Maximum against NS8 and the termination of all rights and obligations of both parties under the Consulting Agreement. .

         2. RELEASE OF CLAIMS.

         2.1. Except for the express obligations created by or arising out of this Agreement, Maximum, on behalf of itself and its officers, directors, shareholders, employees, representatives, agents, attorneys, partners, partnerships, joint ventures, joint venturers, affiliates, affiliated corporations, predecessors, predecessor corporations, owners, heirs, representatives, successors, assigns, parent corporations, and any other person or entity who may claim through any of them (collectively, the "Maximum Parties"), releases and discharges NS8 and all of its officers, directors, shareholders, employees, representatives, agents, attorneys, partners, partnerships, joint ventures, joint venturers, affiliates, affiliated corporations, predecessors, predecessor corporations, owners, heirs, representatives, successors, assigns and parent corporations, and any other person or entity who may claim through any of them (collectively, the "NS8 Parties"), from any and all claims, damages, losses, liabilities, costs, expenses and obligations, from the beginning of time to the date of this Agreement, including without limitation any and all NS8 liabilities against the NS8 Parties arising out of or relating in any manner to the Consulting Agreement any financing, securities transaction, merger, sale or acquisition involving NS8 or relating in any manner to any services performed by Maximum or any of the Maximum Parties for the NS8 Parties. Maximum further agrees that it will not file or encourage (explicitly or implicitly) any third party to file any lawsuit, charge or claim of any kind against any NS8 Party asserting any claims that are released hereby.

         2.2. Similarly, NS8, on behalf of itself and each other NS8 Party, releases and discharges the Maximum Parties from any and all claims, damages, losses, liabilities, costs, expenses and obligations, from the beginning of time to the date of this Agreement, including without limitation any and all claims, damages, losses, liabilities, costs, expenses and obligations against the Maximum Parties arising out of or relating in any manner to the Consulting Agreement, any financing, securities transaction, merger, sale or acquisition involving NS8 or relating in any manner to any services performed by Maximum or any of the Maximum Parties for the NS8 Parties. NS8 further agrees that it will not file or encourage (explicitly or implicitly) any third party to file any lawsuit, charge or claim of any kind against any Maximum Party asserting any claims that are released hereby.

         3. REPRESENTATIONS AND WARRANTIES.

         3.1. Maximum hereby represents and warrants that it is the sole and rightful owner of all rights, title and interest in and to all the NS8 Liabilities specific to Maximum it releases herein, and it has not heretofore assigned or otherwise transferred or purported to assign or transfer, any interest in them. Without limiting the foregoing, Maximum further represents and warrants that it has not heretofore created or purported to create the imposition of any lien, charge, encumbrance, or other rights by which any other person or entity may claim all or any part of any matter released by Maximum herein. If any person or entity brings any claim against any of the NS8 Parties that, if proved, would result in a breach of the representations and warranties made by Maximum in this paragraph, Maximum agrees to defend, indemnify and hold harmless the NS8 Parties from any and all loss, liability, cost, or damage arising from the assertion or recovery of any such claim.

         3.2. NS8 hereby represents and warrants that it is the sole and rightful owner of all rights, title and interest in and to all the claims, damages, losses, liabilities, costs, expenses and obligations specific to NS8 it releases herein, and it has not heretofore assigned or otherwise transferred or purported to assign or transfer, any interest in them. Without limiting the foregoing, NS8 further represents and warrants that it has not heretofore created or purported to create the imposition of any lien, charge, encumbrance, or other rights by which any other person or entity may claim all or any part of any matter released by NS8 herein. If any person or entity brings any claim against any of the Maximum Parties that, if proved, would result in a breach of the representations and warranties made by Maximum in this paragraph, NS8 agrees to defend, indemnify and hold harmless the Maximum Parties from any and all loss, liability, cost, or damage arising from the assertion or recovery of any such claim.

         3.3. Each Party represents and warrants that no promise, inducement, or warranty not herein expressed, and concerning the subject matter hereof, has been made to it by any other Party to induce it to execute this Agreement. Moreover, the Parties acknowledge that they have read this Agreement, and that in all respects, it has been voluntarily and knowingly executed by the Parties based on the advice of their respective legal counsel.

         3.4. The Parties represent and warrant that they have been represented by counsel and have cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed for or against any particular Party based on a claim that one party drafted the agreement or any other reason, but rather this Agreement is to be construed to implement the intent of the Parties.

         4. NON DISPARAGEMENT.

         4.1. Maximum agrees not to disparage (directly or indirectly, orally or in writing) NS8 or any NS8 Party and to refrain from making any public statements about NS8 or any NS8 Party which would serve to reflect unfavorably upon such person's or entity's image or reputation.

         4.2. NS8 agrees not to disparage (directly or indirectly, orally or in writing) Maximum or any Maximum Party and to refrain from making any public statements about Maximum or any Maximum Party which would serve to reflect unfavorably upon such person's or entity's image or reputation.

         5. FURTHER ACTIONS.

         Each Party agrees to take such steps and execute such documents as may be reasonably necessary to carry out or effectuate the covenants and purposes of this Agreement.

         6. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement by and among the Parties relating to the subject matter hereof, and supersedes all prior negotiations, discussions, representations, or agreements regarding settlement of the disputes and potential disputes resolved by this Agreement. This Agreement shall not be amended, altered, supplemented, modified, or otherwise changed unless in writing executed by the Parties hereto and expressly stating that it is an amendment, supplement, or modification of this Agreement.

         7. ASSUMPTION OF RISK.

         Except for the representations and warranties in Paragraph 3 of this Agreement, in entering into this Agreement, each Party assumes the risk of any mistake of fact or law on its behalf. If any Party should subsequently discover that its understanding of the facts or of the law was or is incorrect, such Party shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law.

         8. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument, and this Agreement shall become effective when each Party has executed at least one counterpart.

         9. GOVERNING LAW.

         This Agreement shall in all respects be interpreted, enforced, and governed by and under the laws of the state of New York, applicable to contracts to be wholly performed in the State of New York.

         10. NO ADMISSIONS.

         It is expressly understood and agreed by the Parties that this Agreement shall not be construed in any way as an admission by any Party hereto as to liability.

         11. BINDING ON SUCCESSORS.

         This Agreement, and all the terms and provisions hereof, shall be binding on the Parties and their respective successors, assigns, and legal representatives, and shall inure to the benefit of the Parties and their respective successors, assigns, and legal representatives.

         12. AUTHORITY.

         If any person is signing this Agreement in any capacity other than as a natural person, then such person signing this Agreement represents and warrants to all parties to this Agreement that such execution has been duly authorized and empowered by all necessary corporate, partnership or other action.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Release of Claims on the date(s) set forth hereinafter.


                        NS8 CORPORATION,
                        a Delaware corporation


                        By:      /s/ Anthony J. Alda
                                 ----------------------------
                        Name:    Anthony J. Alda
                                 ----------------------------
                        Its:     CEO
                                 ----------------------------

                        Date of Execution:  August 15, 2006


                        MAXIMUM VENTURES, INC.,
                        a New York corporation


                        By:      /s/ Chris Kern
                                 ----------------------------
                        Name:    Chris Kern
                                 ----------------------------
                        Its:     Vice President and Secretary
                                 ----------------------------

                        Date of Execution:  August 14, 2006